Exhibit 99.1

Lime Announces Second Quarter 2026 Financial Results

Record Second Quarter Revenue of $304 Million, Up 24% YoY

Average Operational Fleet Grew 22% YoY to 407,707

Provides Strong Third Quarter and Full Year 2026 Guidance

SAN FRANCISCO, August 4, 2026 (GLOBE NEWSWIRE) -- Neutron Holdings, Inc. (“Lime”) (Nasdaq: LIME), the largest global shared micromobility business, today announced financial results for the quarter ended June 30, 2026.

“We are pleased to report record revenue and strong bottom line performance for our first quarter as a public company. The results were fueled by our competitive advantages made possible by our vertically integrated platform, continued investments in both existing and new markets and our initiatives to drive rider engagement,” said Wayne Ting, CEO. “Transportation is undergoing significant transformation, including the growth and adoption of micromobility, and Lime is the largest global shared micromobility business. We believe we’re still in the early stages of capturing this significant opportunity, and the Lime team continues to execute on our mission to build a future where transportation is shared, affordable and carbon-free.”

Second Quarter 2026 Financial and Operational Highlights

•
Revenue increased to $304 million, up 24% year-over-year.
•
Net Income of $295 million was positively impacted by one-time, IPO-related items.
•
Adjusted EBITDA of $84 million, representing a 28% margin.
•
Average Operational Fleet grew to 407,707 vehicles, an increase of 22% year-over-year.

Other Recent Developments Following the Quarter

•
Proceeds from the recent IPO strengthened Lime’s balance sheet through the paydown of all outstanding long-term debt.
•
Acquired Neuron Mobility’s Canadian operations subsequent to quarter end, expanding Lime’s operations in key cities and regions throughout Canada.

2026 Outlook

“We expect to deliver another solid quarter of growth and profitability in Q3, and for the full year,” said Ann Gugino, CFO. “We are particularly pleased with the positive unit economics we are seeing in different sized markets globally. Strong execution, robust demand trends and momentum across the business provide confidence in our full year outlook and reinforce our commitment to driving durable, profitable growth and creating long-term shareholder value.”

The Company provided the following guidance for the balance of 2026:

Third Quarter 2026

•
Revenue in the range of $340 million to $360 million.
•
Adjusted EBITDA in the range of $120 million to $130 million.

Full Year 2026

•
Revenue in the range of $1.04 billion to $1.10 billion.
•
Adjusted EBITDA in the range of $265 million to $285 million.
•
Capital expenditures of approximately $180 million to $185 million.

We have not provided the GAAP net income (loss) outlook or a reconciliation of Adjusted EBITDA outlook to GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation, acquisition related expense, and unrealized foreign exchange gains or losses. Accordingly, a reconciliation of Adjusted EBITDA outlook to GAAP net income (loss) outlook is not available without unreasonable effort. However, it is important to note that the reconciling items could have a significant effect on future GAAP results. We have provided historical reconciliations of GAAP to non-GAAP financial measures in tables at the end of this release. For more information regarding the non-GAAP financial measures discussed in this earnings release, please see “Non-GAAP Financial Measures” below.

Webcast and conference call information

Lime will host a conference call to discuss the results, followed by Q&A, at 5:00 pm Eastern Time today, August 4, 2026. A live audio webcast and earnings release materials can be accessed on Lime’s Investor Relations page at https://investors.li.me/. The archived webcast will be available on our Investor Relations page shortly after the call.

About Lime

Lime’s mission is to build a future where transportation is shared, affordable and carbon-free. As the largest global shared micromobility business, Lime partners with cities to deploy e-bikes and e-scooters to serve shorter distance trips with sustainable transport options. Lime has powered more than one billion rides across five continents, spurring a new generation of clean alternatives to car ownership.

Contacts

Investor Relations
Investors@li.me

Media Relations
Press@li.me

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “positions,” “seeks” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our future financial and operating performance, market opportunity, market trends, business strategy and plans, and GAAP and non-GAAP guidance. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described under the caption “Risk Factors” and elsewhere in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on July 2, 2026 and in other documents that we file with the SEC from time to time, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 that will be filed following this earnings release. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements contained in this press release, which are based on information available to us as of the date hereof. We undertake no obligation to update any forward-looking statements, except as required by law.

Key Operating Metrics Definitions

•
Average Operational Fleet: Our operational fleet, defined as the total number of vehicles available on our platform, represents the average number of vehicles available for use for at least one hour per day during a specific period.

•
Revenue per Vehicle per Day (RVD): We define RVD as the average daily revenue generated by each operational vehicle in our fleet. This is calculated by taking the ratio of revenue to average operational fleet and then dividing by the number of days in the period.

•
Monthly Active Users (MAU): We define Monthly Active Users as the total number of unique riders who complete at least one e-scooter or e-bike trip on our platform at least once in a given month, averaged over each month in the measurement period.

Non-GAAP Financial Measures

To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends and for internal planning and forecasting purposes.

We use Adjusted Gross Profit, Adjusted EBITDA and Free Cash Flow in conjunction with GAAP measures to evaluate our performance, inform our budgeting and capital allocation decisions, and assess the effectiveness of our business strategies. We believe these non-GAAP financial measures provide valuable insights to investors, enhancing their understanding of our historical performance and future potential. They also offer transparency into the metrics our management team utilizes for financial and operational decision-making. By presenting Adjusted Gross Profit, Adjusted EBITDA, and Free Cash Flow we aim to provide investors with a view of our business and financial performance through the lens of management, offering an additional tool for comparing our operational results across multiple periods.

It is important to note that our definitions of these non-GAAP financial measures may differ from similarly titled metrics used by other companies. Furthermore, other companies may not publish these or similar metrics. These metrics also have inherent limitations, as they exclude the impact of certain expenses reflected in our consolidated statements of operations. Therefore, Adjusted Gross Profit, Adjusted EBITDA and Free Cash Flow should be considered as supplementary information, and not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Adjusted Gross Profit is defined as gross profit excluding depreciation and amortization. By removing these non-cash expenses, Adjusted Gross Profit can be used to evaluate the unit economic profile of the business, highlighting the profitability of each ride or city before accounting for the long-term allocation of asset costs. This approach helps in assessing the direct operational efficiency and profitability tied to the core activities that drive revenue. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit for a period by revenue for the same period.

Adjusted EBITDA is a key performance metric we use to assess our core operating performance and operating leverage by excluding items that are non-cash or are not indicative of our ongoing business results. It is calculated by starting with net income (loss) and then adjusted to exclude interest expense, income tax (including a discrete tax benefit resulting from the release of the valuation allowance on the Company's U.S. federal and state deferred tax assets), depreciation and amortization (which includes vehicle depreciation, non-vehicle depreciation, and the amortization of capitalized software and cloud computing arrangements), gain/loss on vehicle disposals, and stock-based compensation. Furthermore, we exclude other expense, net; this category encompasses the change in the fair value of our convertible notes issued in 2021, interest income, other miscellaneous income or expense and all realized and unrealized foreign exchange gains or losses. We also adjusted to exclude costs related to non-recurring IPO and public company readiness efforts and expenses related to acquisitions. By removing these specific financial, non-cash, and non-core operational items, Adjusted EBITDA provides a clearer view of the profitability and cash-generating potential of our fundamental business operations.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures for vehicle and non-vehicle assets.

A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. We encourage investors to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

NEUTRON HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(Unaudited)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$278,065	$339,825
Short-term restricted cash	55,671	69,470
Accounts receivable, net	27,900	8,145
Deposits	1,285	225
Prepaid expenses and other current assets	113,890	69,175
Total current assets	476,811	486,840
Property and equipment, net	332,499	254,517
Long-term restricted cash	5,457	6,006
Operating lease right-of-use assets	40,029	29,952
Deferred tax assets	303,289	8,623
Other long-term assets	17,649	8,349
Total assets	$1,175,734	$794,287
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$9,304	$8,211
Accrued liabilities	106,870	82,061
Accrued compensation	14,565	21,245
Accrued taxes	36,203	25,559
Operating lease liabilities, current	11,508	10,783
Contract liabilities	5,661	6,301
Term loan, current	114,622	113,866
2021 Notes, current	—	660,324
Total current liabilities	298,733	928,350
2020 Notes	—	207,885
Operating lease liabilities, non-current	30,138	20,033
Other long-term liabilities	50,659	45,372
Total liabilities	379,530	1,201,640
Convertible preferred stock, $0.0001 par value, 20,846,055 shares authorized, 6,916,489 shares issued and outstanding as of December 31, 2025 and June 30, 2026 respectively, aggregate liquidation preference of $260,970 as of June 30, 2026	114,027	114,027
Stockholders’ equity (deficit)
Common stock, $0.0001 par value, 80,357,143 shares authorized, 10,847,267 and 50,819,969 issued and outstanding as of December 31, 2025 and June 30, 2026, respectively	5	1
Additional paid-in capital	1,182,730	233,705
Accumulated other comprehensive income (loss)	10,525	(9,910)
Accumulated deficit	(511,083)	(745,176)
Total stockholders’ equity (deficit)	682,177	(521,380)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$1,175,734	$794,287

NEUTRON HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$304,224	$246,068	$474,374	$375,083
Cost of revenue	175,173	136,970	300,732	237,100
Gross profit	$129,051	$109,098	$173,642	$137,983
Operating expenses:
Selling, general and administrative	67,260	39,921	112,265	75,835
Operations and support	17,738	13,604	31,129	25,445
Research and development	31,243	14,031	46,470	26,583
Total operating expenses	116,241	67,556	189,864	127,863
Operating profit (loss)	12,810	41,542	(16,222)	10,120
Interest expense	(3,961)	(5,155)	(9,120)	(10,278)
Other expense, net	(11,903)	(12,530)	(37,142)	(29,612)
(Loss) income before income taxes	(3,054)	23,857	(62,484)	(29,770)
(Benefit from) provision for income taxes	(298,433)	3,352	(296,577)	5,689
Net income (loss)	$295,379	$20,505	$234,093	$(35,459)
Net income (loss) per share attributable to common stockholders
Basic	$26.70	$2.15	$22.08	$(3.74)
Diluted	$4.73	$0.71	$5.47	$(3.74)
Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted
Basic	11,062,716	9,557,137	10,599,919	9,486,896
Diluted	62,881,519	31,348,696	48,056,431	9,486,896

NEUTRON HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income (loss)	$295,379	$20,505	$234,093	$(35,459)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,017	28,501	60,357	56,854
Stock-based compensation	38,079	2,969	40,721	6,121
Amortization of debt discount and debt issuance costs	439	437	878	873
Non-cash interest expense on convertible notes	1,716	1,700	3,416	3,400
Unrealized foreign currency gains, net	(5,566)	(17,823)	(1,474)	(26,823)
Deferred income taxes	(294,460)	(384)	(294,878)	(1,335)
Loss on vehicle asset disposals	361	310	542	415
Loss on change in fair value of the 2021 Notes	240	30,754	25,239	57,554
Cumulative loss of instrument-specific credit risk related to settlement of 2021 Notes	19,868	-	19,868	-
Other, net	325	847	1,011	1,815
Changes in operating assets and liabilities:
Accounts receivable, net	(14,300)	(6,011)	(18,292)	(12,339)
Prepaid expenses and other assets	(31,020)	(6,027)	(47,306)	2,384
Accounts payable	3,076	1,849	985	(1,031)
Accrued and other liabilities	27,439	29,640	24,131	14,223
Net cash provided by operating activities	71,593	87,267	49,291	66,652
Cash flows from investing activities
Purchases of vehicle assets	(70,028)	(31,742)	(122,562)	(80,180)
Tariff refund for vehicle assets	535	-	535	-
Purchases of non-vehicle assets	(6,234)	(3,254)	(10,589)	(6,355)
Net cash used by investing activities	(75,727)	(34,996)	(132,616)	(86,535)
Cash flows from financing activities
Proceeds from exercises of stock options and other common stock issuances	928	829	3,989	2,741
Proceeds from exercises of preferred stock warrants	-	55	-	55
Proceeds from exercises of common stock warrants	183	-	391	-
Settlement of promissory notes issued in exchange for the early exercise of stock options	-	-	9,100	-
Deferred offering costs paid	(2,746)	-	(5,585)
Net cash (used by) provided by financing activities	(1,635)	884	7,895	2,796
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	1,055	8,299	(678)	11,050
Net (decrease) increase in cash and cash equivalents, and restricted cash	(4,714)	61,454	(76,108)	(6,037)
Cash and cash equivalents, and restricted cash, beginning of period	343,907	232,841	415,301	300,332
Cash and cash equivalents, and restricted cash, end of period	$339,193	$294,295	$339,193	$294,295

NEUTRON HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

Adjusted Gross Profit:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Gross Profit	$129,051	$109,098	$173,642	$137,983
Gross Margin (as a percentage of revenue)	42.4%	44.3%	36.6%	36.8%
Add:
Depreciation and amortization - included in cost of revenue	29,035	27,586	58,466	55,066
Loss on vehicle asset disposals	361	310	542	415
Adjusted Gross Profit	$158,447	$136,994	$232,650	$193,464
Adjusted Gross Margin (as a percentage of revenue)	52.1%	55.7%	49.0%	51.6%

Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$295,379	$20,505	$234,093	$(35,459)
Adjusted to exclude the following:
Interest expense	3,961	5,155	9,120	10,278
Provision for income taxes (1)	(298,433)	3,352	(296,577)	5,689
Depreciation and amortization (2)	30,383	29,353	61,319	58,671
Stock-based compensation	38,079	2,969	40,721	6,121
Other expense, net	11,903	12,530	37,142	29,612
Loss on vehicle asset disposals	361	310	542	415
IPO and public company readiness costs	2,163	2,005	4,917	2,987
Acquisition related expenses	401	-	401	-
Adjusted EBITDA	$84,197	$76,179	$91,678	$78,314

Note: 1 Includes a discrete tax benefit resulting from the release of the valuation allowance on the Company's U.S. federal and state deferred tax assets. 2 Includes amortization related to cloud computing arrangements.

Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$71,593	$87,267	$49,291	$66,652
Capital expenditures	(75,727)	(34,996)	(132,616)	(86,535)
Free cash flow	$(4,134)	$52,271	$(83,325)	$(19,883)